                              AMENDED AND RESTATED
                                CORPORATE BYLAWS
                                       OF
                           AFFILIATED NETWORKS, INC.

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

                  Section 1. ANNUAL MEETING. The annual shareholders' meeting of this corporation (the "Corporation") will be held at such time and place as designated by the Board of Directors of the Corporation. Business transacted at said meeting will include the election of directors of the Corporation.

                  Section 2. SPECIAL MEETINGS. Special meetings of the shareholders will be held when directed by the President, Board of Directors, or the holders of not less than one-third of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided that said persons sign, date and deliver to the Corporation one or more written demands for the meeting describing the purpose(s) for which it is to be held. A meeting requested by shareholders of the Corporation will be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting designate another person to do so.

                  Section 3. PLACE. Meetings of shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

                  Section 4. RECORD DATE AND LIST OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, to demand a special




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meeting, to act by written consent or to take any other action, the Board of
Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days nor, in the case of a shareholders' meeting, less than ten
(10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting, then the record date for such shall be the close of business on the day before the first notice is delivered to shareholders.

                  After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all the Corporation's shareholders, who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of and the number and class and series, if any, of shares held by each. Said list shall be available for inspection in accordance with Florida law.

                  Section 5. NOTICE. The Corporation shall notify each shareholder entitled to vote at the meeting of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Notice of a special meeting shall describe the purpose(s) for which the meeting is called. A shareholder may waive any notice required hereunder either before or after the date and time stated in the notice; however, the waiver must be in writing, signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing in the corporate records.

                  Neither the business to be transacted at, nor the purpose of, any shareholders' meeting need be specified in any written waiver of notice. Attendance of a person at a shareholders' meeting shall constitute a waiver of notice of such meeting, unless the shareholder




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at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

                  Section 6. NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is made or is required, then, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to notice of such meeting.

                  Section 7. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time. Once a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

                  If a quorum, as herein defined, is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law. Notwithstanding the foregoing, directors shall be elected by plurality vote.





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                  Section 8. VOTING OF SHARES. Each outstanding share will be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided under the Articles of Incorporation or any resolution authorizing any class or series of Preferred Stock.

                  Section 9. PROXIES. A shareholder may vote either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy will be valid after the duration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

                  Section 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by law, these Bylaws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, provided that the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted, as provided by law. The foregoing action(s) shall be evidenced by written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon and delivered to the Corporation in accordance with Florida law. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote. Said notice shall fairly summarize the material features of the authorized action and if the action requires the providing of dissenters' rights, said notice shall comply with the disclosure requirements pertaining to dissenters' rights of Florida law.





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                  Section 11. INSPECTOR OF ELECTION. The Board of Directors, in
advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                  Section 12. ADVANCE NOTICE OF SHAREHOLDER PROPOSED BUSINESS AT ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly




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brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety
(90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

                  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article I, Section 12; provided, however, that nothing in this Article I Section 12 shall be deemed to preclude discussion by shareholder of any business properly brought before the annual meeting in accordance with said procedure.

                  The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance




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with the provisions of this Article I Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  Notwithstanding anything contained in the Bylaws to the contrary, this Article I Section 12 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

                                  ARTICLE II.

                                   DIRECTORS

                  Section 1. FUNCTION. All corporate powers, business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

                  Section 2. QUALIFICATION. Directors must be natural persons of eighteen (18) years of age or older, but need not be residents of this state and need not be shareholders of this Corporation.

                  Section 3. COMPENSATION. The Board of Directors will have authority to fix the compensation for directors of this Corporation.

                  Section 4. PRESUMPTION OF ASSENT. A director of the Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, will be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

                  Section 5. NUMBER. The authorized number of directors shall not be less than two (2) nor more than eleven (11). The number of directors may be increased by amendment of these Bylaws, by affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be




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chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

                  Section 6. ELECTION AND TERM. Each director will hold office for a term for which said director is elected until said director's successor will have been qualified and elected, said director's prior resignation, said director's removal from office or said director's death.

                  Section 7. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, including a vacancy resulting from an increase in the numbers of directors, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen.

                  Section 8. REMOVAL AND RESIGNATION OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                  A director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the Corporation by and through one of its officers. Such a resignation is effective when the notice is delivered unless a later effective date is specified in said notice.

                  Section 9. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.





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                  Section 10. EXECUTIVE AND OTHER COMMITTEES. A resolution,
adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and/or other committee(s) which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as is provided by law. Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board may, by resolution adopted by a majority of the full Board of Directors, designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

                  Section 11. PLACE OF MEETING. Special or regular meetings of the Board of Directors will be held within or without the State of Florida.

                  Section 12. NOTICE, TIME AND CALL OF MEETINGS. Regular meetings of the Board of Directors will be held without notice on such dates as are designated by the Board of Directors. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting, or by notice mailed to the director at least five (5) days before the meeting.

                  Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.





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                  Neither the business to be transacted nor the purpose of
regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were not present at the time of the adjournment.

                  Meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation or any two (2) directors.

                  Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications' equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Section 13. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent, in writing, setting forth the action to be so taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent will have the same effect as a unanimous vote.

                  Section 14. SHAREHOLDER NOMINATIONS FOR DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors or by any shareholder of




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the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section
14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy
(70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the persons, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Corporation if so elected, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of




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the Corporation unless nominated in accordance with the procedures set forth herein.

                  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE III.

                                    OFFICERS

                  Section 1. OFFICERS. The officers of this Corporation will consist of a president, a vice president, a secretary and a treasurer, each of whom will be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person.

                  Section 2. DUTIES. The officers of this Corporation will have the following duties:

                  The President will be the chief executive officer of the Corporation, who generally and actively manages the business and affairs of the Corporation, subject to the directions of the Board of Directors. Said officer will preside at all meetings of the shareholders and Board of Directors.

                  The Vice President will, in the event of the absence or inability of the President to exercise his or her office, become acting president of the organization with all the rights, privileges and powers as if said person had been duly elected present.





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                  The Secretary will have custody of, and maintain all of, the corporate records except the financial records. Furthermore, said person will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President. Furthermore, said officer shall be responsible for authenticating records of the Corporation.

                  The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and perform such other duties as may be prescribed by the Board of Directors or the President.

                  Section 3. REMOVAL AND RESIGNATION OF OFFICERS. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in the Board's judgment the best interests of the Corporation will be served thereby.

                  Any officer may resign at any time by delivering notice to the Corporation. Said resignation is effective upon delivery unless the notice specifies a later effective date.

                  Any vacancy in any office may be filled by the Board of Directors.


                                  ARTICLE IV.

                               STOCK CERTIFICATES

                  Section 1. ISSUANCE. Every holder of share(s) in this Corporation will be entitled to have a certificate representing all share(s) to which he or she is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.





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                  Section 2. FORM. Certificates representing share(s) in this
Corporation will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of this Corporation.

                  Section 3. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by law and noted conspicuously on the certificate representing the security may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security, a restriction, even though permitted by law, is ineffective except against a person with actual knowledge of the restriction.





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                  Section 4. TRANSFER OF STOCK. The Corporation will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of record or by his or her duly authorized agent.

                  Section 5. LOST, STOLEN, OR DESTROYED CERTIFICATES. If a shareholder claims that a stock certificate representing shares issued and recorded by the Corporation has been lost or destroyed, a new certificate will be issued to said shareholder, provided that said shareholder presents an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder may be required to deposit a bond or other indemnity in such amount and with such sureties, if any, as the Board may require.

                                   ARTICLE V.

                               BOOKS AND RECORDS

                  Section 1. BOOKS AND RECORDS. The Corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. Furthermore, the Corporation shall maintain accurate accounting records. Furthermore, the Corporation shall maintain the following:

                  (i) a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each;

                  (ii) the Corporation's Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;





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                  (iii)    the Corporation's Bylaws or Restated Bylaws and all
                           amendments thereto currently in effect;

                  (iv) resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if shares issued pursuant to those resolutions are outstanding;

                  (v) the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three (3) years;

                  (vi) written communications to all shareholders generally, or all shareholders of a class or series within the past three (3) years, including the financial statements furnished for the past three
                           (3) years to shareholders as may be required under Florida law;

                  (vii) a list of the names and business street addresses of the Corporation's current directors and officers; and

                  (viii) a copy of the Corporation's most recent annual report delivered to the Department of State.

                  Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

                  Section 2. SHAREHOLDER'S INSPECTION RIGHTS. A shareholder of the Corporation (including a beneficial owner whose shares are held in a voting trust or a nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at the Corporation's principal office, any of the corporate records required to be kept pursuant to Section 1, of this Article of these Bylaws, if said shareholder gives the Corporation written notice of such demand at least five (5) business days before the date on which the shareholder wishes to inspect and




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

copy. The foregoing right of inspection is subject, however, to such other restrictions as are applicable under Florida law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the shareholder describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose).

                  Section 3. FINANCIAL INFORMATION. Unless modified by resolution of the shareholders within one hundred twenty (120) days of the close of each fiscal year, the Corporation shall furnish the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported on by a public accountant, said accountant's report shall accompany said statements. If said annual financial statements are not reported on by a public accountant, then the statements shall be accompanied by a statement of the president or the person responsible for the Corporation's accounting records: (a) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The annual financial statements shall be mailed to each shareholder of the Corporation within one hundred twenty (120) days after the close of each fiscal year or within such additional time as is reasonably necessary to enable the Corporation to




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

prepare same, if, for reasons beyond the Corporation's control, said annual financial statement cannot be prepared within the prescribed period.

                  Section 4. OTHER REPORTS TO SHAREHOLDERS. The Corporation shall report any indemnification or advanced expenses to any director, officer, employee, or agent (for indemnification relating to litigation or threatened litigation) in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status, at the time of such payment, of the litigation or threatened litigation.

                  Additionally, if the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders, the number of shares authorized or issued and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

                                  ARTICLE VI.

                                   DIVIDENDS

                  The Board of Directors of this Corporation may, from time to time, declare dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to Florida law.





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                                  ARTICLE VII.

                                 CORPORATE SEAL

                  The Board of Directors will provide a corporate seal which will be in circular form, embossing in nature and stating "Corporate Seal", "Florida", year of incorporation and the name of said Corporation.

                                 ARTICLE VIII.

                                   AMENDMENT

                  These Bylaws may be altered, amended or repealed, and altered, amended or new Bylaws may be adopted by a majority vote of the full Board of Directors.

                                  ARTICLE IX.

                         CORPORATE INDEMNIFICATION PLAN

                  Section 1. INDEMNIFICATION. The Corporation shall, and does hereby, indemnify and hold harmless to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives or estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees and expenses) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director or




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

officer of the Corporation or (2) is or was an employee or agent of the Corporation as to whom the Corporation has agreed in writing to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) or is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise, in each case, as to whom the Corporation has agreed in writing to grant such indemnity. Each director, officer, employee or agent of the Corporation as to whom indemnification rights have been granted under this Section 1 of this Article shall be referred to as an "Indemnified Person".

                  Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless the authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation within sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and then only upon such terms and conditions as the Board of Directors may deem appropriate.

                  Section 2. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees and expenses) incurred by an officer or director who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions), in advance of the final disposition




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of such Proceeding, upon receipt of an undertaking by or on behalf of the
Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Chairman of the Board, unless he is a party to such Proceeding, or by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

                  Section 3. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advance under this Article shall be made promptly and in any event within forty-five (45) days upon the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within forty-five (45) days. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decision), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the



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commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 4. RIGHTS NOT EXCLUSIVE: CONTRACT RIGHT: SURVIVAL. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators, personal representatives and estate of such person. All rights to indemnification and advances under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Corporation. Any repeal or modification of this Article or any repeal or modification of relevant provisions of Florida's corporation law or any other applicable laws shall not in any way diminish these rights to indemnification of or advances to such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeals or modification.

                  Section 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent




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of another corporation, partnership, joint venture, trust or other enterprise
(including serving as a fiduciary of an employee benefit plan), with respect to any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of Florida law.

                  Section 6. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless, and make advances to, each Indemnified Person as to costs, charges and expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement with respect to any Proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as otherwise permitted by applicable law.





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